Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Strong Global Entertainment, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1) (2)	Proposed Maximum Offering Price	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Class A Common Voting Shares (“Common Shares”), without par value	Rule 457(o)	—	—	$17,250,000	(3)	0.0000927	$1,599.08
Fees to be Paid	Equity	Representative’s Warrants (4)	Other (5)	—	—	—		—	—
Fees to be Paid	Equity	Common Shares, without par value, underlying Representative’s Warrants (4)	Rule 457(o)	—	—	$1,078,125	(3)	0.0000927	$99.94
	Total Offering Amounts					$18,328,125			$1,699.02
	Total Fees Previously Paid								$1,585.75
	Total Fee Offsets								$0.00
	Net Fee Due								$113.32

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, there is also being registered hereby such indeterminate number of additional Common Shares as may be issued or issuable because of stock splits, stock dividends and similar transactions.

(2)	Includes additional Common Shares which may be issued upon the exercise of a 45-day option granted to the underwriters to cover over-allotments, if any, up to 15% of the total number of securities offered.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended. The Company has not had any third-party sales and there is currently no market for the Company’s Common Shares.

(4)	We have agreed to issue to the representative of the underwriters (the “Representative”), upon the closing of this offering, warrants to purchase the number of Common Shares in the aggregate equal to five percent (5%) of the Common Shares sold in this offering) (the “Representative’s Warrants”). The Representative’s Warrants are exercisable at a price per share equal to 125% of the public offering price per share in this offering (excluding the over-allotment option).

(5)	No fee required pursuant to Rule 457(g).